                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 17, 1999




                          QUINTILES TRANSNATIONAL CORP.
             (Exact name of registrant as specified in its charter)




 North Carolina                   340-23520                     56-1714315
 (State or other            (Commission File No.)            (I.R.S. Employer
  jurisdiction                                            Identification Number)
of incorporation)



             4709 Creekstone Drive, Riverbirch Building, Suite 200,
                       Durham, North Carolina 27703-8411
                    (Address of principal executive offices)



                                 (919) 998-2000
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)

Item 5.           Other Events.

         Quintiles Transnational Corp. (the "Company") has entered into (i) a definitive agreement to acquire all of the outstanding shares of capital stock of Pharmaceutical Marketing Services, Inc., a Delaware corporation ("PMSI"), subject to approval by PMSI's shareholders, as described in greater detail in the Company's Current Report on Form 8-K dated December 16, 1998, and (ii) a definitive agreement to acquire all of the outstanding shares of capital stock of ENVOY Corporation, a Tennessee corporation ("ENVOY"), subject to approval by ENVOY's shareholders, as described in greater detail in the Company's Current Report on Form 8-K dated December 17, 1998. The issuance of the Company's common stock in the ENVOY transaction is also subject to approval by the Company's shareholders. The Company previously filed certain historical financial statements of each of ENVOY and PMSI and pro forma financial information in accordance with Rule 3-05 and Article 11 of Regulation S-X on its Form 8-K dated January 27, 1999 (as amended February 17, 1999 by Form 8-K/A). For the purpose of updating its disclosure pursuant to Rule 3-05, the Company provides the historical financial information of each of PMSI and ENVOY described below.

         Item Description                                                  Page
         ----------------                                                  ----

         1)  Consolidated Financial Data of ENVOY

               a.   Index to Consolidated Financial Statements               4

               b.   Report of Independent Auditors                           5

               c.   Consolidated Balance Sheets as of December 31,           8
                    1998 and 1997

               d.   Consolidated Statements of Operations - For the          9
                    Years Ended December 31, 1998, 1997 and 1996

               e.   Consolidated Statements of Shareholders' Equity - For   11
                    the Years Ended December 31, 1998, 1997 and 1996

               f.   Consolidated Statements of Cash Flows - For the         12
                    Years Ended December 31, 1998, 1997 and 1996

               g.   Notes to Consolidated Financial Statements              14

         2)  Consolidated Financial Data of PMSI

               a.   Consolidated Statements of Operations for the Three     37
                    and Six Months Ended December 31, 1998 and 1997
                    (Unaudited)


              Item Description                                             Page
              ----------------                                             ----

               b.   Consolidated Statements of Comprehensive Income for     38
                    the Three and Six Months Ended December 31, 1998
                    and 1997 (Unaudited)

               c.   Consolidated Balance Sheet as of December 31, 1998      39
                    (Unaudited)

               d.   Consolidated Statements of Cash Flows for the Six       40
                    Months Ended December 31, 1998 and 1997 (Unaudited)

               e.   Notes to Consolidated Financial Statements              42
                    (Unaudited)


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                      Page
Reports of Independent Auditors and Independent Public Accountants .................................  25
Consolidated Balance Sheets as of December 31, 1998 and 1997........................................  28
Consolidated Statements of Operations - For the Years Ended December 31, 1998, 1997
and 1996............................................................................................  29
Consolidated Statements of Shareholders' Equity - For the Years Ended December 31,
1998, 1997 and 1996.................................................................................  31
Consolidated Statements of Cash Flows - For the Years Ended December 31, 1998, 1997
and 1996............................................................................................  32
Notes to Consolidated Financial Statements..........................................................  34

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors and Shareholders
ENVOY Corporation


We have audited the accompanying consolidated balance sheets of ENVOY Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of two wholly-owned subsidiaries, Professional Office Services, Inc. and XpiData, Inc. as of December 31, 1997 and for each of the two years in the period ended December 31, 1997, which statements reflect total assets constituting 6% in 1997 and total revenues constituting 18% in 1997 and 16% in 1996 of the related consolidated totals. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to data included for Professional Office Services, Inc. and XpiData, Inc., is based solely on the reports of other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ENVOY Corporation and subsidiaries at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.


                                                 /s/ ERNST & YOUNG LLP
                                                 ---------------------
                                                     ERNST & YOUNG LLP

Nashville, Tennessee
January 29, 1999

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Professional Office Services, Inc.:

We have audited the balance sheets of PROFESSIONAL OFFICE SERVICES, INC., not separately presented herein, as of December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Professional Office Services, Inc. as of December 31, 1997, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                  /s/ ARTHUR ANDERSEN LLP
                                                  -----------------------
                                                      ARTHUR ANDERSEN LLP


Nashville, Tennessee
February 11, 1998

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To XpiData, Inc.:

We have audited the balance sheet of XPIDATA, INC., not separately presented herein, as of December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of XpiData, Inc. as of December 31, 1997, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                     /s/ ARTHUR ANDERSEN LLP
                                                    ------------------------
                                                         ARTHUR ANDERSEN LLP


Nashville, Tennessee
January 30, 1998

                                ENVOY CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                        (IN THOUSANDS, EXCEPT SHARE DATA)



                                                                     DECEMBER 31,
                                                               --------------------------
                                                                  1998            1997
                                                               ---------       ----------
ASSETS
Current assets:
  Cash and cash equivalents                                    $  30,297       $   8,598
  Trade accounts receivable, less allowance for
    doubtful accounts of $4,763 and $3,641 in 1998
    and 1997, respectively                                        41,555          33,510
  Inventories                                                      2,588           2,585
  Deferred income taxes                                              500           1,797
  Other                                                            3,311           1,811
                                                               ---------       ---------
Total current assets                                              78,251          48,301
Property and equipment:
  Equipment                                                       41,984          35,890
  Furniture and fixtures                                           3,003           2,433
  Leasehold improvements                                           2,919           2,766
                                                               ---------       ---------
                                                                  47,906          41,089
Less accumulated depreciation and amortization                   (28,599)        (21,581)
                                                               ---------       ---------
                                                                  19,307          19,508
Other assets:
  Goodwill, net of amortization                                   53,509          67,001
  Other intangibles, net of amortization                          27,399          27,384
  Other                                                            5,053           4,431
                                                               ---------       ---------
TOTAL ASSETS                                                   $ 183,519       $ 166,625
                                                               =========       =========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                             $   2,825       $   3,334
  Accrued expenses and other current liabilities                  30,595          25,362
  Short-term debt                                                     --           1,315
  Current portion of long-term debt                                  271             263
                                                               ---------       ---------
Total current liabilities                                         33,691          30,274
Long-term debt, less current portion                                 366             527
Deferred income taxes                                                164           1,579
Other non-current liabilities                                      7,402           9,163
Shareholders' equity:
  Preferred stock--No par value; authorized,
    12,000,000 shares; issued, 2,800,000 and
    3,730,233 in 1998 and 1997, respectively                      41,300          55,021
  Common stock--No par value; authorized,
    48,000,000 shares; issued, 21,587,895 and
    20,075,822 in 1998 and 1997, respectively                    141,259         114,652
  Additional paid-in capital                                       8,485           7,208
  Retained deficit                                               (49,148)        (51,799)
                                                               ---------       ---------
Total shareholders' equity                                       141,896         125,082
                                                               ---------       ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                     $ 183,519       $ 166,625
                                                               =========       =========

See accompanying notes.

                                ENVOY CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                              YEAR ENDED DECEMBER 31,
                                                     ---------------------------------------
                                                       1998           1997           1996
                                                    ---------       ---------       --------
Revenues                                            $ 184,773       $ 137,605       $ 90,572
Operating costs and expenses:
  Cost of revenues                                     82,327          64,247         43,500
  Selling, general and administrative expenses         40,241          32,734         24,631
  Research and development expenses                     2,803           2,192          1,779
  Depreciation and amortization expenses               36,156          34,432         25,497
  Merger and facility integration costs                    --              --          4,664
  Write-off of acquired in-process technology              --           6,600          8,700
  EMC losses                                               --              --            540
                                                    ---------       ---------       --------
Operating income (loss)                                23,246          (2,600)       (18,739)
  Other income (expense):
    Interest income                                       910           1,312          1,032
    Interest expense                                   (1,431)         (1,577)        (2,872)
                                                    ---------       ---------       --------
                                                         (521)           (265)        (1,840)
                                                    ---------       ---------       --------
Income (loss) before income taxes                      22,725          (2,865)       (20,579)
Provision for income taxes                             18,481           6,333          1,717
                                                    ---------       ---------       --------
Net income (loss)                                       4,244          (9,198)       (22,296)
Less preferred stock dividends                             --              --        (14,921)
                                                    ---------       ---------       --------
Net income (loss) applicable to common stock        $   4,244       $  (9,198)      $(37,217)
                                                    =========       =========       ========
Net income (loss) per common share:
  Basic                                             $    0.20       $   (0.47)      $  (2.25)
                                                    =========       =========       ========
  Diluted                                           $    0.17       $   (0.47)      $  (2.25)
                                                    =========       =========       ========
Weighted average shares outstanding:
  Basic                                                21,179          19,686         16,519
                                                    =========       =========       ========
  Diluted                                              25,110          19,686         16,519
                                                    =========       =========       ========



(CONTINUED)

                                ENVOY CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                     Year Ended December 31,
                                                          ---------------------------------------------
                                                           1998              1997                1996
                                                          -------          ---------           --------
Pro forma net income (loss) data (unaudited),
  reflecting pro forma tax provision on income
  of ExpressBill companies (see Notes 4 and 16):
Historical income (loss) applicable to common
  stock                                                   $ 4,244          $  (9,198)          $(37,217)
Pro forma adjustment to provision for income
  taxes                                                       259              1,032                165
                                                          -------          ---------           --------
Pro forma net income (loss) applicable to
  common stock                                            $ 3,985          $ (10,230)          $(37,382)
                                                          =======          =========           ========
Pro forma net income (loss) per common share:
                                                          =======          =========           ========
  Basic                                                   $  0.19          $   (0.52)          $  (2.26)
                                                          =======          =========           ========
  Diluted                                                 $  0.16          $   (0.52)          $  (2.26)
                                                          =======          =========           ========



See accompanying notes.

                                ENVOY CORPORATION

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)




                                                           COMMON STOCK             PREFERRED STOCK
                                                       --------------------      ---------------------
                                                                                                            ADDITIONAL   RETAINED
                                                       SHARES       AMOUNT       SHARES       AMOUNT         PAID-IN     EARNINGS
                                                                                                             CAPITAL     (DEFICIT)
                                                       ------      --------      ------       --------      -------      --------
Balance at December 31, 1995                           14,789      $ 11,355          --             --       $7,183      $ (3,166)
  Stock options exercised                                 163           510          --             --           --            --
  Stock issued in connection with acquisitions            413         6,650       3,730       $ 40,100           --            --
  Conversion of debt to common stock                      170         1,786          --             --           --            --
  Proceeds from issuance of stock                       3,320        82,964          --             --           --            --
  Capital distributions of ExpressBill                     --            --          --             --           --          (671)
  Capital contributions of ExpressBill                     --            --          --             --           10            --
  Accretion of Series B preferred stock dividends          --            --          --         14,921           --       (14,921)
  Net loss                                                 --            --          --             --           --       (22,296)

  Other comprehensive income                               --            --          --             --           --            --
                                                       ------      --------      ------       --------       ------      --------

Balance at December 31, 1996                           18,855       103,265       3,730         55,021        7,193       (41,054)
  Stock options exercised                                 437         1,844          --             --           --            --
  Income tax benefit realized on exercise of
    stock options                                          --         1,249          --             --           --            --
  Conversion of debt to common stock                      781         8,214          --             --           --            --
  Proceeds from issuance of stock                           3            80          --             --           --            --
  Capital distributions of ExpressBill                     --            --          --             --           --        (1,547)
  Capital contributions of ExpressBill                     --            --          --             --           15            --
  Net loss                                                 --            --          --             --           --        (9,198)

  Other comprehensive income                               --            --          --             --           --            --
                                                       ------      --------      ------       --------       ------      --------

Balance at December 31, 1997                           20,076       114,652       3,730         55,021        7,208       (51,799)
  Stock options exercised                                 567         2,393          --             --           --            --
  Income tax benefit realized on exercise of
    stock options                                          --        10,105          --             --           --            --
  Proceeds from issuance of stock                          15           388          --             --           --            --
  Conversion of preferred stock                           930        13,721        (930)       (13,721)          --            --

  Capital distributions of ExpressBill                     --            --          --             --           --          (316)
  Termination of ExpressBill S Corp election               --            --          --             --        1,277        (1,277)
  Net income                                               --            --          --             --           --         4,244

  Other comprehensive income                               --            --          --             --           --            --
                                                       ------      --------      ------       --------       ------      --------
Balance at December 31, 1998                           21,588      $141,259       2,800       $ 41,300       $8,485      $(49,148)
                                                       ======      ========      ======       ========       ======      ========

                                                      ACCUMULATED                     TOTAL
                                                     COMPREHENSIVE                 SHAREHOLDERS'
                                                         INCOME                       EQUITY
                                                     -------------                 -------------
Balance at December 31, 1995                                  --                    $  15,372
  Stock options exercised                                     --                          510
  Stock issued in connection with acquisitions                --                       46,750
  Conversion of debt to common stock                          --                        1,786
  Proceeds from issuance of stock                             --                       82,964
  Capital distributions of ExpressBill                        --                         (671)
  Capital contributions of ExpressBill                        --                           10
  Accretion of Series B preferred stock dividends             --                           --
  Net loss                                                    --                      (22,296)

  Other comprehensive income                                  --                           --
                                                       ---------                    ---------

Balance at December 31, 1996                                  --                      124,425
  Stock options exercised                                     --                        1,844
  Income tax benefit realized on exercise of
    stock options                                             --                        1,249
  Conversion of debt to common stock                          --                        8,214
  Proceeds from issuance of stock                             --                           80
  Capital distributions of ExpressBill                        --                       (1,547)
  Capital contributions of ExpressBill                        --                           15
  Net loss                                                    --                       (9,198)

  Other comprehensive income                                  --                           --
                                                       ---------                    ---------

Balance at December 31, 1997                                  --                      125,082
  Stock options exercised                                     --                        2,393
  Income tax benefit realized on exercise of
    stock options                                             --                       10,105
  Proceeds from issuance of stock                             --                          388
  Conversion of preferred stock                               --                           --

  Capital distributions of ExpressBill                        --                         (316)
  Capital contributions of ExpressBill                        --                           --
  Net income                                                  --                        4,244

  Other comprehensive income                                  --                           --
                                                       ---------                    ---------
Balance at December 31, 1998                           $      --                    $ 141,896
                                                       =========                    =========














See accompanying notes.

                                ENVOY CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)


                                                                          YEAR ENDED DECEMBER 31,
                                                           --------------------------------------------
                                                             1998              1997              1996
                                                           --------          --------         ---------
OPERATING ACTIVITIES:
Net income (loss)                                          $  4,244          $ (9,198)        $ (22,296)
Adjustments to reconcile net income (loss) to net
  cash provided by operating activities:
  Depreciation and amortization                              36,156            34,432            25,507
  Provision for losses on accounts receivable                 2,696             1,461             1,112
  Deferred income tax provision (benefit)                      (118)             (995)              339
  Write-off of certain assets and investments                    --             6,600            10,281
  Changes in assets and liabilities, net of
   acquired businesses:
   Decrease (increase) in accounts receivable                (8,346)           (9,782)           (8,709)
   Decrease (increase) in inventories                           399               388              (543)
   Decrease (increase) in other current assets               (1,294)              981            (1,887)
   Increase (decrease) in accounts payable,
     accrued expenses and other current
     liabilities                                             10,311              (650)             (621)
                                                           --------          --------         ---------
Net cash provided by operating activities                    44,048            23,237             3,183
INVESTING ACTIVITIES
Net decrease in short-term investments                           --                --             5,103
Purchases of property and equipment                          (6,185)           (8,744)           (5,356)
Decrease (increase) in other assets                             517            (1,998)               --
Payments for businesses acquired, net of cash
  acquired of $750, $0 and $5,543 in 1998, 1997
  and 1996, respectively                                    (17,462)          (40,412)          (93,744)
                                                           --------          --------         ---------
Net cash used in investing activities                       (23,130)          (51,154)          (93,997)
FINANCING ACTIVITIES
Proceeds from issuance of preferred stock                        --                --            40,100
Proceeds from issuance of common stock                        2,781             1,924            88,474
Capital distributions of Express Bill                          (316)           (1,391)             (671)
Capital contributions of Express Bill                            --                15                10
Proceeds from long-term debt                                     --                --            44,267
Payments on long-term debt                                     (369)             (304)          (44,387)
Proceeds from (payments on) short-term debt                  (1,315)             (466)              639
Payment of deferred financing costs                              --                --            (1,200)
                                                           --------          --------         ---------
Net cash provided by (used in) financing
  activities                                                    781              (222)          127,232
                                                           --------          --------         ---------
Net increase (decrease) in cash and cash
  equivalents                                                21,699           (28,139)           36,418
Cash and cash equivalents at beginning of year                8,598            36,737               319
                                                           --------          --------         ---------
Cash and cash equivalents at end of year                   $ 30,297          $  8,598         $  36,737
                                                           ========          ========         =========

                                ENVOY CORPORATION
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                 (IN THOUSANDS)


                                                                Year Ended December 31,
                                                       ----------------------------------------
                                                         1998           1997           1996
                                                       --------       --------       ---------
SUPPLEMENTAL CASH FLOW
  INFORMATION
Interest paid                                          $   (141)      $   (238)      $  (2,357)
Interest received                                           910          1,250           1,024
Income taxes paid                                        (5,906)        (5,952)           (371)
NONCASH TRANSACTIONS
Acquisitions
  Working capital                                      $     --       $     --       $     302
  Intangible assets                                          --             --           1,348
  Common stock issued                                        --             --          (1,650)
                                                       --------       --------       ---------
  Cash transferred                                     $     --       $     --       $      --
                                                       ========       ========       =========
Conversion of debt to common stock                     $     --       $  8,214       $   1,786
                                                       ========       ========       =========
Conversion of preferred stock to common stock          $ 13,721       $     --       $      --
                                                       ========       ========       =========



See accompanying notes.

                                ENVOY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       ORGANIZATION

ENVOY Corporation, a Tennessee corporation (the "Company" or "New ENVOY"), was incorporated in August 1994 as a wholly-owned subsidiary of ENVOY Corporation, a Delaware corporation ("Old ENVOY"), and through a stock dividend distribution by Old ENVOY of all of the outstanding shares of the common stock of New ENVOY (the "Distribution") the Company ceased to be a wholly-owned subsidiary of Old ENVOY. Immediately after the Distribution, Old ENVOY was merged with and into First Data Corporation ("First Data"). Old ENVOY was formed in 1981 to develop and market electronic transaction processing services to capture and transmit time critical information for the financial services and health care markets. In 1995, the assets and liabilities of Old ENVOY associated with the electronic transaction processing for the health care markets and governmental benefits programs were transferred to New ENVOY. The Company currently provides electronic data interchange ("EDI") and transaction processing services to participants in the health care market, including pharmacies, physicians, hospitals, dentists, billing services, commercial insurance companies, managed care organizations, state and federal government agencies and others.

As more fully discussed in Note 4, on February 27, 1998, the Company completed business combinations with Professional Office Services, Inc. ("POS"), XpiData, Inc. ("XpiData") and Automated Revenue Management, Inc. ("ARM"; and together with POS and XpiData sometimes collectively referred to as the "ExpressBill Companies"). These transactions have been accounted for as poolings of interests and the Company's historical consolidated financial statements have been restated to include the accounts and results of operations of the ExpressBill Companies.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

The Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying amount approximates fair value because of the short maturity of those instruments.

                                ENVOY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

CONCENTRATION OF CREDIT RISK

The Company has one customer that accounted for approximately 17% of the Company's consolidated revenues for 1998 and 12% for 1997, and accounted for approximately 14% and 16% of consolidated accounts receivable at December 31, 1998 and 1997, respectively. No single customer accounted for more than 10% of consolidated revenues in 1996.

INVENTORIES

Inventories consist primarily of point-of-service terminals and supplies used in the patient statement business and are stated at the lower of cost (first-in, first-out method) or market.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is provided over the estimated lives of the respective assets on the straight-line basis principally over five to seven years. Depreciation expense totaled $7,067,000, $6,141,000 and $4,920,000 for 1998, 1997 and 1996, respectively.

OTHER ASSETS

Other assets consist primarily of goodwill and other intangible assets as follows (in thousands):



                                                  DECEMBER 31,
                                       -----------------------------------
                                         1998                     1997               AMORTIZATION
                                                                                        PERIOD
                                       ---------                ---------            -----------
Goodwill                               $ 115,212                $ 105,059            3-15 years
Less accumulated amortization            (61,703)                 (38,058)
                                       ---------                ---------
                                       $  53,509                $  67,001
                                       =========                =========
Submitter and payor relationships      $  12,700                $  12,700               9 years
Customer contracts                        17,541                   13,554            9-10 years
Developed technology                       4,300                    4,300               2 years
Covenants not to compete                   6,237                    4,081             2-5 years
Trademarks and tradenames                    350                      350             3-7 years
Assembled work force                       3,710                    3,140             3-7 years
                                       ---------                ---------
                                          44,838                   38,125
Less accumulated amortization            (17,439)                 (10,741)
                                       ---------                ---------
                                       $  27,399                $  27,384
                                       =========                =========


Amortization expense related to such intangible assets for the years ended December 31, 1998, 1997 and 1996 was $29,089,000, $28,292,000 and $20,578,000,
respectively. Amortization is provided using the straight line method

                                ENVOY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

over periods ranging from two to fifteen years. In establishing the amortization periods for intangible assets, the Company considers several factors, including legal, regulatory, or contractual provisions; effects of obsolescence, demand, competition and other economic factors; service life expectancies of employees; and expected actions of competitors and others. The Company reviews its long-lived and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The measurement of possible impairment is based upon determining whether projected undiscounted future cash flows of the acquired business or from the use of the asset over the remaining amortization period is less than the carrying amount of the asset. As of December 31, 1998, in the opinion of management, there has been no such impairment.

REVENUE RECOGNITION

Processing services revenue is recognized as the transactions are processed. Effective January 1, 1998, the Company adopted American Institute of Certified Public Accountants ("AICPA") Statement of Position 97-2, "Software Revenue Recognition" ("SOP 97-2"). Revenue from software product arrangements that include customization or modification of the software is recognized in accordance with SOP 97-2. Revenues from software product sales is recognized provided the collection of the sales proceeds is deemed probable and no significant vendor obligations remain. The application of SOP 97-2 did not have a material impact on the Company's consolidated financial statements for the year ended December 31, 1998. Other revenue, including hardware sales, maintenance, licensing, and support activities, is generally recognized as hardware is shipped or as services are provided. Receivables generally are due within 30 days and do not require collateral.

EARNINGS (LOSS) PER COMMON SHARE

Basic and diluted earnings per share are calculated in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." Basic earnings per share excludes any dilutive effects of options, warrants and convertible securities.

RESEARCH AND DEVELOPMENT

Research and development expenses of $2,803,000 in 1998, $2,192,000 in 1997 and $1,779,000 in 1996 were charged to expense as incurred until technological feasibility had been established for the applicable product. Thereafter, all software development costs are capitalized until the products are available for general use by customers. The Company has not capitalized any significant software costs to date.

INCOME TAXES

The Company and XpiData have used the liability method of accounting for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." The former stockholders of POS and ARM elected under Subchapter S of the Internal Revenue Code (the "Code") to include such companies' income in their own income for federal and state income tax purposes. Accordingly, POS and ARM were not subject to federal or state income taxes for periods prior to the Company's business combinations with the ExpressBill Companies.

                                ENVOY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

STOCK BASED COMPENSATION

Under various benefit plans, the Company grants stock options for a fixed number of shares to employees and directors with an exercise price which approximates the fair value of the shares at the date of grant. The Company also has an Employee Stock Purchase Plan, which is qualified under Section 423 of the Code. The Company accounts for stock based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), and, accordingly, recognizes no compensation expense.

RECLASSIFICATIONS

Certain reclassifications have been made in the 1997 and 1996 consolidated financial statements to conform with the 1998 presentation.

SEGMENT DISCLOSURES

Effective January 1, 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 superseded SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company operates in one industry segment and, accordingly, the adoption of SFAS No. 131 had no significant effect on the Company.

COMPREHENSIVE INCOME

Effective January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income encompasses all changes in shareholders' equity (except those arising from transactions with owners) and includes net income, net unrealized capital gains or losses on available for sale securities and foreign currency translation adjustments. Adoption of this pronouncement has not had a material impact on the Company's results of operations, as comprehensive income for 1998 was the same as net income for the Company.

3.       PENDING MERGER WITH QUINTILES TRANSNATIONAL CORP. ("QUINTILES")

On December 15, 1998, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Quintiles Transnational Corp. ("Quintiles") pursuant to which the Company is anticipated to merge with and become a wholly-owned subsidiary of Quintiles in a transaction expected to be accounted for as a pooling of interests (the "Merger"). Under the terms of the Merger Agreement, each issued and outstanding share of ENVOY Common Stock (the "Common Stock"), and each issued and outstanding share of Series B Convertible Preferred Stock (the "Series B Preferred Stock"), will be exchanged for 1.166 shares of Quintiles common stock. In addition, Quintiles will convert any remaining unexercised ENVOY stock options into Quintiles stock options on the same terms and conditions, except that the number of shares and exercise price will be adjusted for the effect of the exchange ratio. The Merger is subject to approval by the Company's and Quintiles' shareholders and certain other conditions.

4.       BUSINESS COMBINATIONS

BUSINESS COMBINATIONS ACCOUNTED FOR AS POOLINGS OF INTERESTS

On February 27, 1998, the Company completed business combinations with the three companies operating the ExpressBill patient statement processing and printing services businesses, for an aggregate of 3,500,000 shares of Common Stock. Shareholders of XpiData, based in Scottsdale, Arizona, received 1,365,000 shares and shareholders

                                ENVOY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

of POS and its affiliated company, ARM, both of which are based in Toledo, Ohio, received an aggregate of 2,135,000 shares. The ExpressBill patient statement services include electronic data transmission and formatting, statement printing and mailing services for health care providers and practice management system vendors. These transactions have been accounted for as poolings of interests. Accordingly, the Company's historical consolidated financial statements for 1997 and 1996 have been restated to include the accounts and results of operations of the ExpressBill Companies.

BUSINESS COMBINATIONS ACCOUNTED FOR AS PURCHASES

Each of the following acquisitions was accounted for under the purchase method of accounting, applying the provisions of APB Opinion No. 16 ("APB 16") and, as a result, the Company recorded the assets and liabilities of the acquired companies at their estimated fair values with the excess of the purchase price over these amounts being recorded as goodwill. The financial statements reflect the operations of the acquired businesses for the periods after their respective dates of acquisition.

NATIONAL ELECTRONIC INFORMATION CORPORATION ("NEIC")

On March 6, 1996, the Company's shareholders approved the acquisition of NEIC. The Company paid $88,354,000 to the NEIC stockholders and incurred certain transaction and acquisition costs of $5,947,000, plus the assumption of certain liabilities, summarized as follows (in thousands):

Purchase price and transaction costs                       $ 94,301
   Add liabilities assumed:
      Current liabilities                                     9,033
      Long-term obligations                                     186
      Other liabilities                                         111
      Deferred tax liability                                  7,682
                                                           --------
                                                             17,012
   Less assets acquired:
      Current assets                                        (14,085)
      Property, plant and equipment, net                     (3,000)
      Deferred tax asset                                     (5,797)
      Deferred loan costs                                    (1,200)
      Identifiable intangibles:
         Developed technology                                (2,100)
         Covenant not to compete                             (4,000)
         Assembled work force                                (1,400)
         Submitter and payor relationships                  (12,100)
                                                           --------
                                                            (43,682)
Less write-off of acquired in-process technology             (8,000)
                                                           --------
Goodwill                                                   $ 59,631
                                                           ========

Goodwill of $59,631,000 is being amortized over three years. Submittor and payor relationships are being amortized over nine years; developed technology and covenants not to compete are being amortized over two years; and assembled work force is being amortized over seven years. In connection with the NEIC acquisition, the Company incurred a one time write-off of acquired in-process technology of $8,000,000. This amount represents an allocation

                                ENVOY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

of purchase price to projects aimed at facilitating the ease of participation of health care providers into clearinghouse technologies and ensuring compliance with regulatory and other industry standards. Such amounts were charged to expense in 1996 because the projects related to research and development that had not reached technological feasibility and for which there was no alternative future use. Fair value of acquired in-process technology was determined based on various factors, including estimates of after-tax cash flows, the stage of completion of the in-process technology at the date of acquisition and estimates of total project costs.

The NEIC acquisition was financed through equity and debt financing. An aggregate of 3,730,233 shares of Series B Preferred Stock were issued to three investors for a total purchase price of $40,100,000. Additionally, the Company issued 333,333 shares of Common Stock to various investors for an aggregate purchase price of $5,000,000. The Company also entered into a credit agreement, whereby the Company obtained $50,000,000 in bank financing in the form of a $25,000,000 revolving credit facility and a $25,000,000 term loan. An additional 840 shares of NEIC cumulative redeemable preferred stock were redeemed by the Company on August 1, 1996 at a redemption price of approximately $2,200,000.

TELECLAIMS, INC. ("TELECLAIMS")

On March 1, 1996, the Company acquired all the issued and outstanding capital stock of Teleclaims in exchange for 73,242 shares of Common Stock resulting in a purchase price of approximately $1,500,000, plus the assumption of certain liabilities, summarized as follows (in thousands):

Purchase price                                             $ 1,500
Add liabilities assumed                                        229
Less assets acquired:
   Current assets                                             (137)
   Property and equipment, net                                (172)
   Other assets                                                (72)
   Submittor and payor relationships                          (300)
                                                           -------
                                                              (681)
Less write-off of acquired in process technology              (700)
                                                           -------
Goodwill                                                   $   348
                                                           =======

Goodwill of $348,000 is being amortized over three years and submittor and payor relationships in the amount of $300,000 are being amortized over nine years. Also recorded as part of the Teleclaims acquisition was a one time write-off of acquired in-process technology of $700,000. This amount represents an allocation of purchase price to projects for the development of new products for health care transaction processing. Such amounts were charged to expense in 1996 because the projects related to research and development that had not reached technological feasibility and for which there was no alternative future use. Fair value of acquired in-process technology was determined based on various factors, including estimates of after-tax cash flows, the stage of completion of the in-process technology at the date of acquisition and estimates of total project costs.

                                ENVOY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NATIONAL VERIFICATION SYSTEMS, L.P. ("NVS")

On September 13, 1996, the Company completed the acquisition of certain assets and liabilities of NVS for $2,150,000 in cash, plus the assumption of certain liabilities, summarized as follows (in thousands):

Purchase price                                         $ 2,150
Add liabilities assumed                                     51
Less assets acquired:
   Current assets                                          (83)
   Property and equipment, net                            (254)
   Customer contracts                                   (1,500)
                                                       -------
                                                        (1,837)
                                                       -------
Goodwill                                               $   364
                                                       =======


Goodwill of $364,000 is being amortized over three years and customer contracts in the amount of $1,500,000 are being amortized over nine years.

PROFESSIONAL OFFICE SYSTEMS, INC.  ("POSI")

On October 31, 1996, the Company acquired all the issued and outstanding capital stock of POSI, the EDI clearinghouse for Blue Cross and Blue Shield of the National Capital Area, for approximately $6,400,000 in cash, plus the assumption of certain liabilities, summarized as follows (in thousands):

Purchase price                                         $ 6,400
Add liabilities assumed                                  1,581
Less assets acquired:
   Current assets                                       (1,059)
   Property and equipment, net                            (180)
   Identifiable intangibles:
      Customer contracts                                (5,100)
      Assembled work force                              (1,200)
                                                       -------
                                                        (7,539)
                                                       -------
Goodwill                                               $   442
                                                       =======

Goodwill of $442,000 is being amortized over three years. Customer contracts are being amortized over nine years and assembled work force is being amortized over seven years.

                                ENVOY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

DIVERSE SOFTWARE SOLUTIONS, INC. ("DSS")

On March 11, 1997, the Company completed the acquisition of certain assets of DSS for $4,000,000 in cash and payments of $2,325,000 based upon revenue earned during a specified period following the acquisition, plus the assumption of certain liabilities. During 1998, the Company reduced its preliminary estimate of goodwill by $711,000 relating to a revised estimate of the payments based on revenues. The final allocation of purchase price is summarized as follows (in thousands):

Purchase price                                            $ 4,000
Add liabilities assumed:
   Current liabilities                                      3,979

Less assets acquired:
   Current assets                                            (446)
   Property and equipment, net                                (80)
   Identifiable intangibles:
      Developed technology                                   (600)
      Assembled work force                                   (340)
      Submittor and payor relationships                      (300)
      Tradenames                                             (100)
                                                          -------
                                                           (1,866)
Less write-off of acquired in-process technology             (600)
                                                          -------
Goodwill                                                  $ 5,513
                                                          =======

Goodwill of $5,513,000 is being amortized over a period of 15 years. Developed technology is being amortized over two years; assembled work force is being amortized over seven years; submittor and payor relationships are being amortized over nine years; and tradenames are being amortized over seven years. Also recorded as part of the DSS acquisition was a one-time write-off of acquired in-process technology of $600,000. This amount represents an allocation of purchase price to projects for the development of additional interfaces and functionality for accounts receivable management service offerings provided by DSS. This amount was charged to expense in 1997 because the projects related to research and development that had not reached technological feasibility and for which there was no alternative future use. Fair value of acquired in-process technology was determined based on various factors, including estimates of after-tax cash flows, the stage of completion of the in-process technology at the date of acquisition and estimates of total project costs.

                                ENVOY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

HEALTHCARE DATA INTERCHANGE CORPORATION ("HDIC")

On August 7, 1997, the Company acquired all the issued and outstanding capital stock of HDIC, the EDI health care services subsidiary of Aetna U.S. Healthcare Inc. ("AUSHC"), for approximately $36,400,000 in cash, plus the assumption of certain liabilities, summarized as follows (in thousands):

Purchase price                                                   $ 36,400
Add liabilities assumed:
   Unfavorable contracts                                           14,570
   Other liabilities                                                  993
                                                                 --------
                                                                   15,563
Less assets acquired:
   Cash                                                               (11)
   Property and equipment, net                                        (52)
   Identifiable intangibles:
      Customer contract                                            (5,000)
      Developed technology                                         (1,600)
      Tradenames                                                     (250)
      Assembled work force                                           (200)
                                                                 --------
                                                                   (7,113)
Less write-off of acquired in process technology                   (6,000)
                                                                 --------
Goodwill                                                         $ 38,850
                                                                 ========

Goodwill of $38,850,000 is being amortized over a period of 15 years; developed technology is being amortized over two years; tradenames and assembled work force are being amortized over three years. In addition, the Company and AUSHC simultaneously entered into a 10-year services agreement under which AUSHC has agreed to use the Company as its single source clearinghouse and EDI network for all AUSHC electronic health care transactions. The amount recorded for this customer contract is being amortized over 10 years. Liabilities assumed include approximately $14,570,000 relating to the assumption of unfavorable contracts. At December 31, 1998, the remaining liability for unfavorable contracts was $10,297,000, with $7,402,000 classified as a non-current liability, and $2,895,000 classified as a current liability in accrued expenses and other current liabilities. Also recorded as part of the HDIC acquisition was a one-time write-off of acquired in-process technology of $6,000,000. This amount represents an allocation of purchase price to projects for the development of new transaction sets which would allow health care providers to submit additional health care transactions electronically. This amount was charged to expense in 1997 because the projects related to research and development that had not reached technological feasibility and for which there was no alternative future use. Fair value of acquired in-process technology was determined based on various factors, including estimates of after-tax cash flows, the stage of completion of the in-process technology at the date of acquisition and estimates of total project costs.

                               ENVOY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

SYNERGY HEALTH CARE, INC. ("SYNERGY")

On May 6, 1998, the Company acquired all the issued and outstanding capital stock of Synergy for $10,200,000 in cash, including amounts paid to certain selling stockholders for noncompete agreements, plus the assumption of certain liabilities, summarized as follows (in thousands):

Purchase price                                                 $    10,200
Add liabilities assumed:                                               441

Less assets acquired:
   Cash                                                               (550)
   Accounts receivable and other                                      (917)
   Property and equipment, net                                        (281)
   Identifiable intangibles:
      Customer contracts                                            (1,587)
      Assembled work force                                            (170)
      Noncompete agreements                                           (200)
                                                               ------------
Goodwill                                                            (3,705)
                                                               ------------
                                                               $     6,936
                                                               ============

Goodwill of $6,936,000 is being amortized over a period of 15 years; customer contracts are being amortized over nine years; assembled work force is being amortized over seven years; and noncompete agreements are being amortized over five years.

CONTROL-O-FAX CORPORATION

Effective as of October 1, 1998, the Company completed the acquisition of substantially all of the assets of Control-O-Fax Corporation and its wholly-owned subsidiary Control-O-Fax Systems, Inc. (collectively, "Control-O-Fax") for $8,250,000 in cash, plus the assumption of certain liabilities, summarized as follows (in thousands):

Purchase price                                                 $     8,250
Add liabilities assumed:                                             1,468

Less assets acquired:
   Cash                                                               (200)
   Accounts receivable and other                                    (2,589)
   Property and equipment, net                                        (401)
   Identifiable intangibles:
      Customer contracts                                            (2,400)
      Assembled work force                                            (400)
      Noncompete agreements                                           (600)
                                                               ------------
Goodwill                                                            (6,590)
                                                               ------------
                                                               $     3,128
                                                               ============

                                ENVOY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

Goodwill of $3,128,000 is being amortized over a period of 15 years; customer contracts are being amortized over nine years; assembled work force is being amortized over seven years; and noncompete agreements are being amortized over three years.

The following presents unaudited pro forma results of operations (including the one-time write-offs of acquired in- process technology and all merger and facility integration costs) for the years ended December 31, 1997 and 1996 assuming the acquisitions accounted for as purchases, including EMC*Express, Inc. ("EMC") (See Note 7), had been consummated at the beginning of the periods presented (in thousands, except per share data):


                                                    YEAR ENDED DECEMBER 31,
                                                ----------------------------
                                                  1997               1996
                                                ---------          ---------
Revenues                                        $144,099           $115,978
Net loss applicable to common stock              (13,985)           (45,744)
Net loss per common share                          (0.71)             (2.72)

Pro forma results of operations for 1998 acquisitions have not been presented because the results of operations of Synergy and Control-O-Fax, the Company's only business combinations accounted for as purchases that were completed during 1998, are not material to those of the Company.

5.       SALE OF THE GOVERNMENT SERVICES BUSINESS

On September 16, 1997, the Company completed the sale of substantially all of the assets related to the Company's hunting and fishing licenses and electronic benefit transfer business (collectively "the Government Services Business") for
(i) $500,000 payable in the form of a promissory note due and payable in full on August 31, 1999 and (ii) certain contingent payment amounts based upon the achievement of specified future operating results of the Government Services Business. The Company recorded a gain of $500,000 related to the sale of the Government Services Business in 1997. The results of operations of the Government Services Business are included in the Company's consolidated statements of operations through the date of disposition.

6.       MERGER AND FACILITY INTEGRATION COSTS

As a result of the acquisitions of NEIC and Teleclaims in March 1996, the Company approved a plan that reorganized certain of its operations, personnel and facilities to gain the effects of potential cost savings and operating synergies. Certain costs of this plan to reorganize were accrued in accordance with the guidance set forth in Emerging Issues Task Force Issue 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)" and were not part of the purchase price allocation. The costs for the year ended December 31, 1996 associated with this plan that were accrued totaled $1,772,000 consisting of $372,000 for exit costs associated with lease terminations, $200,000 for personnel costs, and $1,200,000 for writedowns of impaired assets. These costs were incurred as a direct result of the plan and do not benefit future continuing operations. The employee groups terminated included accounting, marketing and certain areas of the systems and operations departments. The number of employees terminated was approximately 120. Amounts charged against this liability for 1997 and 1996 were approximately $385,000 and $1,434,000, respectively. Additionally, the Company incurred costs of $2,892,000 to integrate the acquired businesses with the Company, consisting primarily of travel costs incurred by employees during the transition and integration of the acquired businesses' operations and costs paid to consultants to assist the Company during the transition and integration process. These costs benefit the

                                ENVOY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

future continuing operations of the Company and, accordingly, were expensed as incurred. The Company does not expect to incur any further merger and facility integration costs related to NEIC and Teleclaims.

7.       LOSS IN INVESTEE

On January 28, 1995, the Company purchased 17.5% of the capital stock of EMC for approximately $570,000. In connection therewith, the Company paid $250,000 for an option to purchase the remainder of the capital stock of EMC (the "Option"), and also entered into a management agreement to provide management services to EMC (the "Management Agreement"). Under the terms of the Management Agreement, the Company agreed to fund certain operating costs of EMC in the form of advances. The Management Agreement could be terminated by the Company at any time on 60 days written notice, at which time the Option would be terminated. The Company gave notice to terminate the Management Agreement on January 31, 1996. As a result of the termination notice and other facts and circumstances, the Company determined that it was probable an impairment to its investment had occurred. Accordingly, the Company recorded an adjustment in the fourth quarter of 1995 in the amount of $1,637,000 to recognize an impairment in the carrying value of its investment including writing off advances and providing for future commitments to EMC. During 1995, the Company recognized losses for its initial investment and option aggregating $820,000, advances of $817,000 and equity losses of $139,000 for a total loss in the EMC investment of $1,776,000.

Based on the Company's decision to terminate the Management Agreement, the Company discontinued the equity method of accounting for EMC and began accounting for the investment on a cost basis during the fourth quarter of 1995. Accordingly, the funding of EMC's operating costs in 1996 were charged to operating expenses. The Company was committed through March 31, 1996 to continue to fund certain operating costs of EMC. The amounts disbursed for the funding of these costs during the first two quarters of 1996 were $540,000.

In March 1996, following the termination of the Management Agreement and the Option, certain shareholders of EMC filed a lawsuit against the Company asserting claims for breach of contract and negligent conduct. On October 18, 1996, the Company settled this lawsuit for $300,000. Concurrent with the settlement of the lawsuit, the Company completed the acquisition of the remaining 82.5% interest in EMC for approximately $2,000,000 in cash. The EMC acquisition was accounted for under the purchase method of accounting applying the provisions of APB No. 16 and, as a result, the Company recorded the assets and liabilities at their estimated fair values. The Company recorded $1,954,000 of other identifiable intangible assets related to the EMC acquisition. The operations of EMC are included in the consolidated statements of operations from the date of acquisition.

8.       ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consists of the following (in thousands):

                                ENVOY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


                                                                                        DECEMBER 31,
                                                                             ----------------------------------
                                                                              1998                        1997
                                                                             -------                    -------
Current portion of liability for unfavorable contracts                       $ 2,895                    $ 3,910
Liability to former owners of DSS                                                 --                      2,200
Unearned income                                                                2,153                      1,942
Accrued communication expense                                                  3,710                      1,982
Accrued income taxes                                                           4,265                      1,679
Accrued salaries and benefits                                                  3,614                      2,348
Accrued vendor incentives                                                      4,097                      1,808
Customer deposits                                                              3,308                      1,894
Other                                                                          6,553                      7,599
                                                                             -------                    -------
                                                                             $30,595                    $25,362
                                                                             =======                    =======

The liability to former owners of DSS was paid in February 1998 and is related to the DSS acquisition, and the liability for unfavorable contracts is related to the HDIC acquisition (see Note 4).

9.        SHORT-TERM DEBT

At December 31, 1997, the ExpressBill Companies had various lines of credit collateralized by certain assets. The lines of credit charged interest at rates ranging from prime rate to prime plus 2%, which resulted in interest rates ranging from 8.5% to 10.5% at December 31, 1997. These lines of credit included various financial and other covenants, and were due on demand. The Company was in compliance with these covenants or obtained appropriate waivers at December 31, 1997. The outstanding balance under these lines of credit was $1,315,000 at December 31, 1997. All borrowings under those lines of credit were repaid in 1998 and the lines were terminated.

10.      LONG-TERM DEBT

In connection with the Distribution and First Data merger, the Company entered into a $10,000,000 note agreement with First Data on June 6, 1995 (the "Convertible Note"). The Convertible Note was convertible, at the option of the holder at any time, into fully paid and nonassessable shares of Common Stock at the rate of one share for each $10.52 face amount. The conversion price and conversion rights were subject to adjustment for stock dividends, subdivision, and combinations, subsequent issuances of Common Stock, issuances of certain rights, stock purchase rights or convertible securities and certain issuer tender offers. During 1996, First Data sold the Convertible Note to an unrelated third party for $13,500,000.

On November 7, 1996, the Company filed a registration statement with the Securities and Exchange Commission covering the offering of 321,289 shares of Common Stock pursuant to the demand of the current holders of the Convertible Note under a Registration Rights Agreement dated June 6, 1995. The Company was advised by the holders of the Convertible Notes that they intended to convert $3,380,000 principal amount of the Convertible Notes into 321,289 shares of Common Stock to permit their sale pursuant to the registration statement. Prior to the termination of the registration statement on May 19, 1997, an aggregate of $2,245,000 in principal amount of the Convertible Notes was converted into 213,389 shares of Common Stock and sold pursuant to the registration statement. In a series of unrelated transactions, the remaining $7,755,000 in principal amount of the Convertible Notes was

                                ENVOY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

converted into 737,167 shares of Common Stock through June 1997. Accordingly, no Convertible Notes remain outstanding.

In November 1996, the Company amended its revolving credit facility to increase the amount of credit available thereunder to $50,000,000. As of December 31, 1998, the Company had no amounts outstanding under the amended credit facility. Any outstanding borrowing made against the amended credit facility would bear interest at a rate equal to the Base Rate (as defined in the amended credit facility) or LIBOR. The amended credit facility expires June 30, 2000. The amended credit facility contains financial covenants applicable to the Company including ratios of debt to capital, annualized EBITDA to annualized interest expense, restrictions on payment of dividends, and certain other financial covenants customarily included in a credit facility of this type. The Company and its subsidiaries also are subject to certain restrictions relating to payment of dividends, acquisitions, incurrence of debt and other restrictive provisions. The amended credit facility is secured by substantially all of the assets of the Company and its subsidiaries.

Long-term debt at December 31, 1998 and 1997 consists primarily of capital lease obligations payable through the year 2003, at interest rates ranging from 9.25% to 22%. Annual long-term debt and capital lease obligations principal requirements are $271,000 in 1999, $209,000 in 2000, $118,000 in 2001, $35,000
in 2002, and $4,000 in 2003, with none thereafter.

11.      LEASES AND COMMITMENTS

The Company leases certain equipment and office space under operating leases. Rental expense incurred under the leases during the years ended December 31, 1998, 1997 and 1996 was approximately $4,175,000, $2,207,000 and $1,955,000, respectively.

Future minimum rental payments at December 31, 1998 under operating lease arrangements are as follows (in thousands):

            1999                                                $  4,433
            2000                                                   3,759
            2001                                                   3,296
            2002                                                   2,680
            2003                                                   2,437
            Thereafter                                             6,467
                                                                --------
            Total minimum lease payments                        $ 23,072
                                                                ========

12.      STOCK INCENTIVE PLANS

The Company has elected to follow APB No. 25 and related interpretations in accounting for its stock options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), requires use of option valuation models that were not developed for use in valuing stock options. Under APB No. 25, because the exercise price of the Company's stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

At December 31, 1998, the Company had reserved 6,649,640 shares of Common Stock for issuance in connection with the stock option plans. Summaries of stock options outstanding are as follows:

                                ENVOY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)



                                                                                                         WEIGHTED-
                                                                                       OPTION             AVERAGE
                                                                       NUMBER OF      PRICE PER           EXERCISE
                                                                         SHARES         SHARE              PRICE
                                                                       ----------   --------------       ----------
Outstanding, December 31, 1995                                         3,035,000    $  1.83-$18.00         $  6.81
  Granted                                                                625,000       20.25-40.25           24.53
  Exercised                                                             (163,000)        1.83-7.75            3.12
  Canceled                                                              (268,000)       7.75-10.00            9.02
Outstanding, December 31, 1996                                         3,229,000        1.83-40.25           10.25
  Granted                                                                834,000       21.25-36.75           23.22
  Exercised                                                             (437,000)       1.83-20.75            4.25
  Canceled                                                              (224,000)       7.75-40.25           19.92
Outstanding, December 31, 1997                                         3,402,000        1.83-37.00           13.58
  Granted                                                                832,000     21.875-44.875           37.13
  Exercised                                                             (567,000)       1.83-30.75            4.22
  Canceled                                                              (225,000)     10.00-40.625           27.49
Outstanding, December 31, 1998                                         3,442,000    $ 3.50-$44.875         $ 19.90


The number of stock options exercisable and the weighted average exercise price of these options was 798,343 and $8.30 and 1,147,500 and $5.76 at December 31, 1998 and 1997, respectively. The weighted-average fair value of options granted during 1998 and 1997 was $17.71 and $10.96, respectively. The weighted-average remaining contractual life of those options is 5 years.

The Company's Amended and Restated 1995 Employee Stock Incentive Plan has authorized the grant of options to key employees and consultants of the Company for up to 3,000,000 shares of Common Stock. All options granted have 10 year terms from the grant date and vest over periods from one to five years from the date of grant. At December 31, 1998, options for the purchase of 2,791,935 shares were outstanding under this plan. No further grants will be made under this plan.

The Company's Amended and Restated 1995 Stock Option Plan for Outside Directors has authorized the grant of options to the Company's non-employee directors for up to 60,000 shares of Common Stock. All options granted have 10 year terms and become fully exercisable one year from the date of grant. At December 31, 1998, options for the purchase of 30,000 shares were outstanding under this plan.

The Company's 1998 Stock Incentive Plan has authorized the grant of options to key employees, consultants and non-employee directors of the Company for up to 2,000,000 shares of Common Stock. All options granted have 10-year terms from the grant date and vest over periods from two to four years from the date of grant. At December 31, 1998, options for the purchase of 113,000 shares were outstanding under this plan.

The Company's 1998 ExpressBill Stock Option Plan has authorized the grant of options to key employees of the ExpressBill Companies for up to 300,000 shares of Common Stock. All options granted have 10-year terms from the grant date and vest over periods from two to five years from the date of grant. At December 31, 1998, options for the purchase of 257,000 shares were outstanding under this plan. No further grants will be made under this plan.

                                ENVOY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

The Company's 1998 Synergy Stock Option Plan has authorized the grant of options to key employees of Synergy for up to 75,000 shares of Common Stock. All options granted have 10-year terms from the grant date and vest over periods from two to five years from the date of grant. At December 31, 1998, options for the purchase of 75,000 shares were outstanding under this plan. No further grants will be made under this plan.

Prior to the First Data merger, Old ENVOY had outstanding non-qualified stock options for the purchase of 1,214,640 shares of Common Stock. The grants were made under the 1987 Stock Option Plan, the 1990 Director Stock Option Plan, the 1990 Officer and Employee Stock Option Plan, the 1992 Non-Employee Directors' Plan and the 1992 Incentive Plan. All of these grants were made prior to the First Data merger, no further grants may be made under these plans. All options granted thereunder have 10 year terms from the grant date. In connection with the Distribution and First Data merger, each holder of an outstanding option to purchase shares of Old ENVOY common stock (an "Old ENVOY Option") received an option to purchase an equal number of shares of Common Stock (a "New ENVOY Option"). The exercise price of the New ENVOY Option is equal to a percentage (the "distribution percentage") of the exercise price of the Old ENVOY Option. The distribution percentage was established based upon the market prices of Common Stock and Old ENVOY Common Stock as determined by the ratio of (i) the average of the closing prices of Common Stock on the three trading days immediately following the First Data merger to (ii) the closing price of Old ENVOY Common Stock immediately prior to the First Data merger. The distribution percentage was 33.33% and resulted in a retroactive correspondingly downward adjustment of each New ENVOY Option. The distribution percentage adjustment was designed to place the holder of an Old ENVOY Option in the same economic position after the First Data merger as before the First Data merger. At December 31, 1998, options for the purchase of 175,341 shares were outstanding and fully exercisable under these plans.

Pro forma information regarding net loss and loss per share is required by SFAS No. 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1998, 1997 and 1996, respectively: risk-free interest rates of 4.53% and 5.77% and ranging from 5.36% to 6.69%; no dividend yield; volatility factors of the expected market price of Common Stock ranging from .433 to .500 and .436 to .455 and .385 to .419, respectively; and a weighted-average expected life of the option of 5 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows (in thousands, except for loss per share information):

                                ENVOY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)



                                                                    1998             1997              1996
                                                                -----------       ----------        ----------
Pro forma net loss applicable to common stock                   $     (794)       $  (12,435)       $  (38,957)
Pro forma net loss per common share:
   Basic                                                        $    (0.04)       $    (0.63)       $    (2.36)
   Diluted                                                      $    (0.04)       $    (0.63)       $    (2.36)


Because SFAS No. 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until the new rules are applied to all outstanding awards.

The Company implemented the ENVOY Corporation Employee Stock Purchase Plan (the "ESPP") effective July 1, 1997, at which time participating employees became entitled to purchase Common Stock at a discounted price through accumulated payroll deductions. Under the terms of the ESPP, the purchase price of the Common Stock for participating employees will be the lesser of (i) 85% of the closing market price of the Common Stock on the last trading day of each quarterly enrollment period or (ii) 85% of the closing market price of the Common Stock on the first trading day of each quarterly enrollment period. The Company has reserved 1,000,000 shares of Common Stock for issuance under the ESPP. Shares issued under the ESPP totaled approximately 15,000 and 3,000 in 1998 and 1997, respectively.

13.      SERIES B PREFERRED STOCK

In March 1996, the Company issued 3,730,233 shares of Series B Preferred Stock in connection with the NEIC acquisition (see Note 4). The Series B Preferred Stock is recorded in the accompanying consolidated balance sheets at the fair market value of the underlying shares on the date of the related Stock Purchase Agreement, $55,021,000 in the aggregate, or $14.75 per share. The difference between the issuance price of $40,100,000, or $10.75 per share, and the fair value of the underlying shares on the date of the related Stock Purchase Agreement has been presented in the consolidated financial statements as a dividend of Series B Preferred Stock for the year ended December 31, 1996. Each share of Series B Preferred Stock is convertible into one share of Common Stock at any time. Each share of Series B Preferred Stock shall be entitled to vote on all matters that the holders of Common Stock are entitled to vote upon, on an as-if-converted basis, and shall be entitled to vote as a class with respect to actions adverse to any rights of the Series B Preferred Stock and the creation of any other class of preferred stock senior to or pari passu with the Series B Preferred Stock. The Series B Preferred Stock shall be entitled to dividends only to the extent cash dividends are declared and paid on the Common Stock on an as if converted basis. From and after January 1, 1999, the Company shall have an optional right to redeem all of the outstanding Series B Preferred Stock at a redemption price of $10.75 per share, provided that the average sale price of Common Stock for 60 trading days prior to the notice of redemption is not less than $21.50 per share. In February 1998, 930,233 shares of Series B Preferred Stock were converted into an equal number of shares of Common Stock.

14.      SHAREHOLDER RIGHTS PLAN

In June 1995, the Board of Directors adopted a shareholder rights plan for the Company. The purpose of the shareholder rights plan is to protect the interests of the Company's shareholders if the Company is confronted with coercive or potentially unfair takeover tactics by encouraging third parties interested in acquiring the Company to negotiate with the Board of Directors.

                                ENVOY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

The shareholder rights plan is a plan by which the Company has distributed rights ("Rights") to purchase (at the rate of one Right per share of Common Stock) one-tenth of one share of the Company's Series A Preferred Stock at an exercise price of $60 per tenth of a share. The Rights are attached to the Common Stock and may be exercised only if a person or group (excluding certain share acquisitions as described in the plan) acquires 20% of the outstanding Common Stock or initiates a tender or exchange offer that would result in such person or group acquiring 10% or more of the outstanding Common Stock. Upon such an event, the Rights "flip-in" and each holder of a Right will thereafter have the right to receive, upon exercise, Series A Preferred Stock having a value equal to two times the exercise price. All Rights beneficially owned by the acquiring person or group triggering the "flip-in" will be null and void. Additionally, if a third party were to take certain action to acquire the Company, such as a merger or other business combination, the Rights would "flip-over" and entitle the holder to acquire shares of the acquiring person with a value of two times the exercise price. The Rights are redeemable by the Company at any time before they become exercisable for $0.01 per Right and expire in 2005.

In connection with the Company's pending merger with Quintiles (see Note 3), the Company amended the shareholder rights plan to exclude the Merger and related transactions from triggering an event allowing exercise of the Rights and from certain other restrictions under the shareholder rights plan.

15.      COMMON STOCK OFFERING

In August 1996, the Company completed an underwritten public offering of 3,320,000 shares of Common Stock at $26.50 per share. Net proceeds from this offering were approximately $83,000,000, and were used to retire indebtedness of $25,000,000 outstanding under a term loan agreement and indebtedness of approximately $12,900,000 outstanding under a $25,000,000 revolving credit facility. The remaining proceeds were used for general corporate purposes, including funding working capital requirements and acquisitions.

16.      INCOME TAXES

The provision for income taxes was comprised of the following (in thousands):


                                               DECEMBER 31,
                                   ---------------------------------------
                                     1998              1997          1996
                                   --------          -------       -------
Current:
  Federal                          $ 15,121          $ 4,957       $   271
  State                               3,478            2,429         1,107
                                   --------          -------       -------
Total current                        18,599            7,386         1,378
Deferred:
  Federal                              (105)             421         1,139
  State                                 (13)          (1,474)         (800)
                                   --------          -------       -------
Total deferred                         (118)          (1,053)          339
                                   --------          -------       -------
Provision for income taxes         $ 18,481          $ 6,333       $ 1,717
                                   ========          =======       =======

                                ENVOY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

The reconciliation of income tax computed by applying the U.S. federal statutory rate to the actual income tax provision follows (in thousands):

                                                                         DECEMBER 31,
                                                          ------------------------------------------
                                                            1998             1997            1996
                                                          -------          -------          -------
Income tax provision (benefit) at U.S. federal
         statutory rate                                   $ 7,954          $(1,003)         $(6,997)
Nondeductible merger costs                                    315               --            2,979
Nondeductible goodwill amortization                         7,242            7,066            5,447
State income taxes, net of federal benefit                  2,252              630              203
Change in valuation allowance                                  --              238              163
Other, net                                                    718             (598)             (78)
                                                          -------          -------          -------
Income tax provision                                      $18,481          $ 6,333          $ 1,717
                                                          =======          =======          =======

Deferred income taxes reflects the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of significant items comprising the Company's temporary differences are as follows (in thousands):


                                                                                               DECEMBER 31,
                                                                                      ------------------------------
                                                                                        1998                  1997
                                                                                      -------                -------
Deferred tax liability:
Difference between book and tax depreciation and amortization
  related to property and equipment                                                   $(2,178)               $(2,348)
Difference between book and tax amortization related to goodwill
  and other intangibles                                                                (1,554)                (3,517)
Difference between book and tax treatment of unfavorable contracts                     (1,371)                     0
                                                                                      -------                -------
Total deferred tax liabilities                                                         (5,103)                (5,865)
                                                                                      -------                -------
Deferred tax assets:
Difference between book and tax amortization related to write-off of
  acquired in-process technology                                                        2,028                  2,432
Difference between book and tax treatment of leased assets                                795                    585
Reserves and accruals not currently deductible                                          2,003                  1,683
Net operating loss carryforward                                                           469                    398
Difference between book and tax treatment of investments                                  915                    900
Difference between book and tax treatment of compensation expense                         144                    408
Tax credits                                                                                 0                    583
Other                                                                                       0                    119
                                                                                      -------                -------
Total deferred tax assets                                                               6,354                  7,108
Valuation allowance for deferred tax assets                                              (915)                (1,025)
                                                                                      -------                -------
Net deferred tax assets                                                                 5,439                  6,083
                                                                                      -------                -------
Net deferred tax assets (liability)                                                   $   336                $   218
                                                                                      =======                =======

                               ENVOY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

At December 31, 1998, the Company had state net operating loss carryforwards of approximately $11,600,000. These losses begin to expire in 2010.

The Company evaluates the amounts recorded for the valuation allowance for deferred tax assets each year. The valuation allowance relates to the loss on the investment in EMC and to certain tax credits that existed at December 31, 1997. The change in the valuation allowance at December 31, 1998 is due primarily to tax credits which expired in 1998. In evaluating the requirement for the valuation allowance, the Company considered its deferred tax liabilities, which were $5,103,000 and $5,865,000 at December 31, 1998 and 1997, respectively, as a possible source of taxable income. Management believes that it is more likely than not that the deferred tax assets in excess of the valuation reserves will be realized.

POS and ARM operated under Subchapter S of the Code and were not subject to corporate federal or state income taxes. Had POS and ARM filed federal and state income tax returns as C corporations for 1998, 1997 and 1996, pro forma income tax expense in the consolidated financial statements under the provisions of SFAS No. 109 would have been $18,740,000, $7,365,000 and $1,882,000, respectively.

17.   PROFIT-SHARING PLANS

The Company and its subsidiaries sponsor 401(k) profit-sharing plans and other noncontributory plans covering all employees who meet certain length of service and age requirements. Eligible employees may elect to reduce their current compensation and contribute to the 401(k) plans through salary deferral contributions. The Company matches employee contributions, generally up to 25% of the first 6% of compensation deferred by the employee, and may make additional discretionary contributions. The amount of expense for the Company contribution for all plans was approximately $674,000, $613,000 and $583,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

18.   FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, accounts receivable, and accounts payable approximate fair value. The carrying amount reported in the balance sheet for short-term and long-term debt also approximates fair value. The fair value of the Company's short-term and long-term debt is estimated using discounted cash flows and the Company's current incremental borrowing rate for similar types of borrowing arrangements.

                                ENVOY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

19. NET INCOME (LOSS) PER COMMON SHARE

The following table sets forth the computation of net income (loss) per common share (in thousands, except per share data):



                                                  1998            1997           1996
                                                 -------        --------       ---------
Numerator for basic and diluted
earnings per share:
  Net income (loss)                              $ 4,244        $ (9,198)      $(22,296)
  Less preferred stock dividends                      --              --        (14,921)
                                                 -------        --------       --------
  Net income (loss) applicable to
    common shares                                $ 4,244        $ (9,198)      $(37,217)
                                                 =======        ========       ========
Denominator:
  Denominator for basic earnings per
    share - weighted average shares               21,179          19,686         16,519
  Effect of dilutive securities:
    Employee stock options                         1,131              --(1)          --(1)
    Convertible preferred stock                    2,800              --(1)          --(1)
                                                 -------        --------       --------
  Denominator for diluted earnings per
    share - adjusted weighted average
    shares                                        25,110          19,686         16,519
                                                 =======        ========       ========
  Basic net income (loss) per common
    share                                        $  0.20        $  (0.47)      $  (2.25)
                                                 =======        ========       ========
  Diluted net income (loss) per
    common share                                 $  0.17        $  (0.47)      $  (2.25)
                                                 =======        ========       ========


(1) Stock options to purchase 3,402,000 and 3,229,000 shares of Common Stock in 1997 and 1996, respectively; the Series B Preferred Stock (convertible into 3,730,233 shares of Common Stock in 1997 and 1996); and the Convertible Note (convertible into 629,281 shares of Common Stock in 1996) were the only securities issued which would have been included in the diluted earnings per share calculation had they not been antidilutive due to the net loss reported by the Company.

                                ENVOY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

20.      QUARTERLY FINANCIAL DATA (UNAUDITED)


                                                                  1998
                                     ----------------------------------------------------------
                                       1ST              2ND               3RD            4TH
                                     QUARTER          QUARTER           QUARTER         QUARTER
                                     --------         --------          --------       -------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues                             $42,524          $42,949           $47,290        $52,010
Gross profit                         $23,127          $23,141           $27,621        $28,557
Net income                           $    74          $   614           $ 2,273        $ 1,283
Net income per common share
   Basic                             $  0.00          $  0.03           $  0.11        $  0.06
   Diluted                           $  0.00          $  0.02           $  0.09        $  0.05


                                                                           1997
                                     ---------------------------------------------------------
                                       1ST              2ND               3RD            4TH
                                     QUARTER          QUARTER           QUARTER        QUARTER
                                     -------          -------           --------       -------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues                             $30,763          $32,169           $34,693        $39,980
Gross profit                         $16,257          $17,144           $18,372        $21,585
Net loss                             $(2,315)(a)      $  (938)          $(4,635)(b)    $(1,310)
Net loss per common share, basic     $ (0.12)(a)      $ (0.05)          $ (0.23)(b)    $ (0.07)
and diluted

(a) The Company recorded a $600,000 write-off of acquired in-process technology related to the DSS acquisition (see Note 4).

(b) The Company recorded a $6,000,000 write-off of acquired in-process technology related to the HDIC acquisition, less a related deferred income tax benefit of $2,280,000 (see Note 4).

21.      RELATED PARTY TRANSACTIONS

As a result of the business combinations with the ExpressBill Companies, the Company leases office space from a partnership of a significant stockholder. The related lease extends through February 2013, with annual rentals of $457,500 through February 2003, $503,250 through February 2008 and $553,575 through February 2013. Rentals paid were approximately $397,000 in 1998 and $92,000 in each of 1997 and 1996.

22.      LITIGATION

Class action complaints were filed on each of August 20, 1998, August 21, 1998 and September 15, 1998, in the United States District Court, Middle District of Tennessee, Nashville Division, against the Company and certain of its executive officers. On December 28, 1998, the plaintiffs filed, pursuant to the Court's instructions, a Consolidated Class Action Complaint (the "Complaint"), consolidating the three cases into a single action. The Complaint alleges, among other things, that from February 12, 1997 to August 18, 1998 (the "Class Period") the defendants issued materially false and misleading statements about the Company, its business, operations and financial position and failed to disclose material facts necessary to make defendants' statements not false and misleading in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder, and also asserts additional claims under Tennessee common law for fraud and negligent misrepresentation. Plaintiffs allege that the Company failed to disclose that the Company's financial statements were not prepared in accordance with generally accepted accounting principles due to the improper write-off of certain acquired in-process technology, resulting in the Company's stock trading at allegedly artificially inflated prices during the Class Period. Plaintiffs seek unspecified compensatory damages, attorney's fees and other relief. The Company believes that these claims are without merit and intends to defend the allegations vigorously. Neither the likelihood of an unfavorable outcome nor the amount of the ultimate liability, if any, with respect to these claims can be determined at this time.

The Company also is a party in certain other pending litigation arising in the course of its business. While the final outcome of such litigation cannot be predicted with certainty, it is the opinion of the Company's management that the outcome of these matters would not materially affect the consolidated financial position or results of operations of the Company.

                              FINANCIAL STATEMENTS
            PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                        THREE MONTHS ENDED      SIX MONTHS ENDED
                                           DECEMBER 31,            DECEMBER 31
                                        -------------------    -------------------
                                          1998       1997        1998       1997
                                        --------   --------    --------   --------
Revenue...............................  $  7,516   $ 21,573    $ 18,386   $ 41,666
Production costs......................    (3,422)   (11,141)     (7,112)   (21,980)
Selling, general and administrative
  expenses............................    (3,227)    (7,809)    (14,140)   (16,091)
In-process research and development
  write off...........................        --    (12,046)         --    (12,046)
Amortization of intangible assets.....      (201)      (342)       (471)      (684)
Impairment of assets held for sale....        --     (1,735)         --    (14,735)
Income (loss) from assets held for
  sale................................        --        410          --       (188)
Transaction costs.....................      (800)        --        (800)        --
                                        --------   --------    --------   --------
Operating income (loss)...............      (134)   (24,090)     (4,137)   (24,058)
Gain on sale of operations............        --     33,608      52,844     36,239
Interest and other income.............     1,967      1,091       9,671      1,962
Interest expense......................      (916)    (1,164)     (1,868)    (2,330)
                                        --------   --------    --------   --------
Income before income taxes and
  extraordinary item..................       917      9,445      56,510     11,813
Income tax provision..................      (574)    (9,254)     (7,591)    (9,149)
                                        --------   --------    --------   --------
Net income before extraordinary
  item................................       343        191      48,919      2,664
Extraordinary gain on redemption of
  debt, net of tax of $1,009..........        --         --       1,154         --
                                        --------   --------    --------   --------
       Net income.....................  $    343   $    191    $ 50,073   $  2,664
                                        ========   ========    ========   ========
Earnings per share:
  Basic --
     Income before extraordinary
       item...........................  $   0.03   $   0.01    $   3.94   $   0.20
     Extraordinary item...............        --         --        0.09         --
                                        --------   --------    --------   --------
       Net income.....................  $   0.03   $   0.01    $   4.03   $   0.20
                                        ========   ========    ========   ========
  Diluted --
     Income before extraordinary
       item...........................  $   0.03   $   0.01    $   3.16   $   0.20
     Extraordinary item...............        --         --        0.09         --
                                        --------   --------    --------   --------
       Net income.....................  $   0.03   $   0.01    $   3.25   $   0.20
                                        ========   ========    ========   ========

The accompanying notes are an integral part of these financial statements.

            PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)
                                  (UNAUDITED)

                                                       THREE MONTHS
                                                           ENDED           SIX MONTHS
                                                        DECEMBER 31    ENDED DECEMBER 31
                                                       -------------   ------------------
                                                       1998    1997      1998      1997
                                                       ----   ------   --------   -------
Net income...........................................  $343   $  191   $50,073    $2,664
                                                       ----   ------   -------    ------
Other comprehensive income, net of tax:
  Foreign currency translation adjustment, net of tax
     of $20, $353, $20 and $960, respectively........    29     (509)       29    (1,381)
  Unrealized gains on investments:
     Unrealized holding (losses) gains arising during
       period net of tax of $27, $1,508, $3,294 and
       $1,458, respectively..........................   (38)   2,171    (4,739)    2,171
     Less: reclassification adjustment for gains
       included in net income, net of tax of $28, $0,
       $2,467 and $0, respectively...................    41       --     3,550        --
                                                       ----   ------   -------    ------
Other comprehensive income (loss)....................    32    1,662    (1,160)      790
                                                       ----   ------   -------    ------
Comprehensive income.................................  $375   $1,853   $48,913    $3,454
                                                       ====   ======   =======    ======

The accompanying notes are an integral part of these financial statements.

            PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)
                                  (UNAUDITED)

                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
ASSETS:
Current assets:
  Cash and cash equivalents.................................    $ 77,562
  Marketable securities.....................................     115,073
  Accounts receivable, principally trade....................       7,272
  Work-in-process...........................................         740
  Prepaid expenses and other current assets.................         265
                                                                --------
     Total current assets...................................     200,912
Marketable securities.......................................      35,630
Property and equipment, net.................................       1,350
Goodwill, net...............................................       9,013
Other assets, net...........................................       6,803
                                                                --------
     Total assets...........................................    $253,708
                                                                ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt......................    $ 49,355
  Note payable..............................................      73,026
  Accounts payable..........................................         389
  Accrued liabilities.......................................      10,397
  Unearned income...........................................       9,632
                                                                --------
     Total current liabilities..............................     142,799
Long-term debt..............................................          --
Other liabilities...........................................          --
                                                                --------
     Total liabilities......................................     142,799
                                                                --------
Commitments and contingencies
Stockholders' equity:
  Common stock, $0.01 par value, 25,000,000 shares
     authorized, and 13,337,175 and 13,314,975 shares
     issued,
     respectively...........................................         133
  Paid-in capital...........................................      88,452
  Treasury stock at cost -- 918,254 shares..................      (8,494)
  Retained earnings (accumulated deficit)...................      29,741
  Cumulative translation adjustment.........................          49
  Unrealized gain on investments, net of income tax charge
     of $716 and $4,010, respectively.......................       1,028
                                                                --------
     Total stockholders' equity.............................     110,909
                                                                --------
     Total liabilities and stockholders' equity.............    $253,708
                                                                ========

The accompanying notes are an integral part of these financial statements.

            PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                               SIX MONTHS ENDED
                                                                 DECEMBER 31,
                                                              ------------------
                                                               1998       1997
                                                              -------   --------
Cash flows provided by (used in) operating activities:
  Net income................................................  $50,073   $  2,664
Adjustments to reconcile net income to net cash provided by
  (used in) operating activities:
  Depreciation and amortization.............................      923      1,710
  Profit on disposal of database and US businesses, net.....       --    (36,239)
  Profit on disposal of non-US businesses, net..............  (52,844)        --
  Gain on redemption of debentures..........................   (2,163)        --
  Profit on sale of marketable securities...................   (6,017)        --
  In-process research and development writeoff..............       --     12,046
  Impairment of assets held for sale........................       --     14,735
Change in operating assets and liabilities, net of effect of acquisitions and disposals:
  Accounts receivable.......................................    1,338     (2,484)
  Work-in-process...........................................       37      1,028
  Prepaid expenses and other assets.........................      519        904
  Accounts payable and accrued liabilities..................   (1,901)    10,942
  Unearned income...........................................      221        466
  Other liabilities.........................................      (40)       (19)
                                                              -------   --------
     Total adjustments......................................  (59,927)     3,089
                                                              -------   --------
Net cash provided by (used in) operating activities.........   (9,854)     5,753
                                                              -------   --------
Cash flows provided by (used in) investing activities:
  Capital expenditures......................................     (116)    (1,031)
  Proceeds from businesses disposed, net of associated
     selling expenses.......................................   (1,831)    12,546
  Cash consideration advanced to Source Europe under a line
     of credit..............................................       --     (6,433)
  Sale (purchase) of marketable securities, net.............   (8,609)    (1,075)
  Acquisition and contingent purchase price payments........       --     (2,159)
  Cash received on acquisition of Source Europe.............       --      9,942
                                                              -------   --------
Net cash provided by (used in) investing activities.........  (10,556)    11,790
                                                              -------   --------
Cash flows provided by (used in) financing activities:
  Net proceeds from options exercised.......................      253        515
  Repayments of long-term debt and capital lease
     obligations............................................  (17,226)      (210)
  Note payable..............................................   73,026         --
                                                              -------   --------
Net cash provided by (used in) financing activities.........   56,053        305
                                                              -------   --------
Effect of assets held for sale..............................       --      3,385
Effect of exchange rate movements...........................     (396)      (869)
                                                              -------   --------
Net increase in cash and cash equivalents...................   35,247     20,364
Cash and cash equivalents at beginning of period............   42,315     32,414
                                                              -------   --------
Cash and cash equivalents at end of period..................  $77,562   $ 52,778
                                                              =======   ========

            PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS -- Continued
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                               SIX MONTHS ENDED
                                                                 DECEMBER 31,
                                                              ------------------
                                                               1998       1997
                                                              -------   --------
Supplemental disclosure of non-cash investing and financing
  activities:
  IMS Health Incorporated shares received...................  $71,279   $     --
  Cost of assets sold or disposed for consideration other
     than cash..............................................   13,806         --
  Fair value of assets acquired.............................       --     19,104
  PMSI shares received......................................       --      8,494
  In-process research and development.......................       --     12,046
  Completed technology acquired.............................       --      1,363
  Cancellation of amounts due from Source Europe under a
     line of credit.........................................       --     (6,433)
  National Data Corporation shares received.................       --     35,328

The accompanying notes are an integral part of these financial statements.

1. INTERIM UNAUDITED FINANCIAL INFORMATION

     The accompanying statements of operations for the three and six months ended December 31, 1998 and 1997, the statements of cash flows for the six months ended December 31, 1998 and 1997, the balance sheet as of December 31, 1998 and the related information of Pharmaceutical Marketing Services Inc. ("PMSI") included in these notes to the financial statements are unaudited. In the opinion of management, the interim financial information reflects all adjustments (consisting only of items of a normal recurring nature, except for items related to the proposed merger, the sale of the non-US businesses and the extraordinary item associated with the early redemption of PMSI's 6 1/4% Convertible Subordinated Debentures ("6 1/4% Debentures")), necessary for the fair presentation of the financial position, results of operations and cash flows for the periods presented. The results of continuing operations for the three and six months ended December 31, 1998 are not necessarily indicative of the results to be expected for the entire fiscal year.

     These interim financial statements should be read in conjunction with PMSI's audited consolidated financial statements and related notes thereto, as of June 30, 1997 and 1998 and for each of the three years in the period ended June 30, 1998 included elsewhere herein.

2. COMPREHENSIVE INCOME

     Effective July 1, 1998, PMSI adopted the provisions of Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income." Comprehensive income represents the change in net assets of a company as a result of non-owner transactions. Comprehensive income for the three months ended September 30, 1998 (which is not included herein) has been adjusted by $7.1 million to reflect realized gains included in net income.

3. INCOME PER SHARE

     PMSI has adopted the Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS 128). In accordance with SFAS 128, basic per share amounts are computed using the weighted average number of shares of Common Stock outstanding. Diluted per share amounts include common equivalent shares, where dilutive (using the treasury stock method), from stock options and convertible debt. The prior periods presented have been restated applying SFAS 128.

     For all periods presented amounts used in both basic earnings per share and diluted earnings per share are the amounts as stated below.

                                          THREE MONTHS ENDED         SIX MONTHS ENDED
                                             DECEMBER 31,              DECEMBER 31,
                                        -----------------------   -----------------------
                                           1998         1997         1998         1997
                                        ----------   ----------   ----------   ----------
Weighted average common shares
  outstanding:
Shares used in computing basic
  earnings per share..................  12,409,653   13,106,463   12,408,040   13,163,206
Assumed exercise of in the money stock
  options.............................   1,472,900    1,196,900    1,472,900    1,196,900
Less assumed buy-back under the
  treasury stock method...............  (1,204,920)  (1,010,169)    (975,847)    (965,075)
Assumed conversion of debentures......   2,466,250    3,450,000    2,828,668    3,450,000
                                        ----------   ----------   ----------   ----------
Shares used in computing diluted
  earnings per share if the result is
  dilutive............................  15,143,883   16,743,194   15,733,761   16,845,031
                                        ==========   ==========   ==========   ==========

     Options to purchase 323,100 shares of Common Stock at prices ranging from $11.13 to $22.00 were outstanding at December 31, 1998 but were not included in the computation of diluted earnings per share for the three and six months ended December 31, 1998 because the options exercise price was greater than the average market price of the common shares.

     Reduced interest expense for the assumed conversion of 6 1/4% Debentures would have had a favorable impact on net income of $470,129 and $1,015,469 for the three months and six months ended December 31, 1998, respectively. Such amounts for the three and six months ended December 31, 1997 would have been $647,000 and $1,294,000, respectively. In computing diluted per share amounts for the three months ended December 31, 1998 and 1997, and the six months ended December 31, 1997, the assumed conversion of the 6 1/4% Debentures was excluded because the effect was anti-dilutive.

4. INCOME TAXES

     The effective income tax rates for the quarters ended December 31, 1998 and 1997 were 63% and 98%, respectively. The 1998 rate was negatively impacted by non-deductible operating losses incurred in countries where a benefit could not be taken. The 1997 effective tax rate was negatively impacted by the non-deductible write off of in-process research and development costs.

     The effective income tax rates for the six months ended December 31, 1998 and 1997 were 13% and 77%, respectively. The effective income tax rates for the six months ended December 31, 1998 and 1997 were also affected by the items noted above plus the release in 1998 of a $1.9 million state tax provision, which is no longer required, and the gain on the sale of operations of $52.8 million which had an associated tax charge of $7.0 million.

5. EXTRAORDINARY ITEM

     During the period ended September 30, 1998, PMSI redeemed $19.7 million of the 6 1/4% Debentures at an aggregate cost of $17.2 million. As a result of the early redemption, PMSI recognized an after-tax extraordinary gain of $1.2 million.

6. GOODWILL

     PMSI assesses the recovery of its goodwill by determining whether amortization of goodwill can be recovered through expected net future cash flows (undiscounted and without interest charges). Impairment is measured based on the present value of estimated expected future net cash flows using a discount rate reflecting PMSI's cost of funds.

7. SALE OF OPERATIONS

     On August 5, 1998, PMSI announced that it had completed the sale of all of its non-US operating assets, with the exception of its Source prescription database and PMSI targeting businesses in Belgium, to IMS Health Incorporated ("IMS Health") for consideration of 1,197,963 shares of IMS Health common stock. The resulting pre-tax profit from this transaction totaled $52.8 million which is included in the statement of operations for the quarter ended September 30, 1998. The transaction is more fully described in PMSI's Form 8-K filed August 18, 1998, as amended. IMS Health exercised its option to acquire the PMSI Belgian subsidiary and the Source Belgian subsidiary was disposed of during the period ended December 31, 1998.

8. OTHER EVENTS DURING THE QUARTER

     On October 14, 1998, PMSI entered into a forward sale arrangement with CIBC Oppenheimer ("CIBC") pursuant to which PMSI transferred all of the IMS Health common stock received in the transaction in exchange for a note payable of $73.0 million. The 1,197,963 shares of IMS Health common stock are being held by CIBC as collateral against PMSI's delivery obligation on August 12, 1999.

     ON December 14, 1998, PMSI and Quintiles Transnational Corp. ("Quintiles") (NASDAQ:QTRN) announced jointly that they had signed a definitive merger agreement whereby PMSI would be merged into Quintiles and stockholders of PMSI would receive shares of Quintiles common stock, $0.01 par value, in exchange for their shares of common stock, $0.01 par value, of PMSI valued at $15.40 per share. The transaction has been approved by PMSI's board of directors and remains subject to approval by PMSI's stockholders and clearance by the SEC of PMSI's Proxy Statement.

     The 6 1/4% Debentures were redeemed for face value on February 1, 1999.

Item 7.           Financial Statements and Exhibits.

         (c)      Exhibits.

         Exhibit Number             Description of Exhibit
         --------------             ----------------------
         23.01                      Consent of Ernst & Young LLP (Envoy)
         23.02                      Consent of Arthur Andersen LLP (Envoy)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  QUINTILES TRANSNATIONAL CORP.



                                  By: /s/ Rachel R. Selisker
                                      ------------------------------------------
Dated:  February 17, 1999             Rachel R. Selisker
                                      Chief Financial Officer and Executive Vice
                                      President Finance

                                  EXHIBIT INDEX


Exhibit Number                Description of Exhibit
--------------                ----------------------

23.01                         Consent of Ernst & Young LLP (Envoy)
23.02                         Consent of Arthur Andersen LLP (Envoy)